UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

    WYNN RESORTS, LIMITED

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Additional Information Regarding

2010 Annual Meeting of Stockholders

Wynn Resorts, Limited (the “Company”) previously filed with the U.S. Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) in connection with the 2010 Annual Meeting of Stockholders to be held in the Encore Theater at Wynn Las Vegas, 3131 Las Vegas Boulevard South, Las Vegas, Nevada, on May 12, 2010, at 11 a.m. (local time) (the “Annual Meeting”). The following additional information concerns Proposal No. 2, “Amendment to 2002 Stock Incentive Plan” (the “Plan”), contained in the Proxy Statement relating to the Annual Meeting.

The Company has received questions from several of our stockholders regarding the amendments to the Plan that are described in the Proxy Statement. In response to these questions, the Company is amending the Plan to more clearly provide, consistent with the terms of award agreements previously issued under the Plan, that a “Change of Control” occurs only upon the consummation of various transactions, and to provide that the Administrator of the Plan may take certain actions only upon the occurrence of a “Change of Control.” These amendments are applicable only to awards granted on or after the date the amendments are approved by the Board of Directors of the Company. The text of these amendments is shown in Attachment A.

Our Board of Directors unanimously recommends that you vote “FOR” the amendments to the 2002 Stock Incentive Plan, including the amendments described above.

Attachment A

The Company is amending Section 15(c) of the Plan as follows:

(c) Corporate Transaction. Upon a Change of Control ~~the happening of a merger, reorganization or sale of substantially all of the assets of the Company~~, the Administrator, may, in its sole discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date notice of such shortening is given to the Optionees); (ii) accelerate any vesting schedule to which an Option or Stock Award is subject; (iii) arrange to have the surviving or successor entity or any parent entity thereof assume the Stock Awards and the Options or grant replacement options with appropriate adjustments in the option prices and adjustments in the number and kind of securities issuable upon exercise or adjustments so that the Options or their replacements represent the right to purchase the shares of stock, securities or other property (including cash) as may be issuable or payable as a result of such transaction with respect to or in exchange for the number of Shares of Common Stock purchasable and receivable upon exercise of the Options had such exercise occurred in full prior to such transaction; or (iv) cancel Options or Stock Awards upon payment to the Optionees or Grantees in cash, with respect to each Option or Stock Award to the extent then exercisable or vested (including, if applicable, any Options or Stock Awards as to which the vesting schedule has been accelerated as contemplated in clause (ii) above), of an amount that is the equivalent of the excess of the Fair Market Value of the Common Stock (at the effective time of the merger, reorganization, sale or other event) over (in the case of Options) the exercise price of the Option. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement or agreement governing a Stock Award.

The Company is amending Section 2 of the Plan to define “Change of Control” as follows:

“Change of Control” means the occurrence of any one of the following events:

(i) the direct or indirect acquisition by an unrelated “Person” or “Group” of “Beneficial Ownership” (as such terms are defined below) of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities in a single transaction or a series of related transactions;

(ii) the direct or indirect sale or transfer by the Company of substantially all of its assets to one or more unrelated Persons or Groups in a single transaction or a series of related transactions;

(iii) the consummation of the merger, consolidation or reorganization of the Company with or into another corporation or other entity in which the Beneficial Owners of more than fifty percent (50%) of the voting power of the Company’s issued and outstanding voting securities immediately before such merger or consolidation do not own more than fifty percent (50%) of the voting power of the issued and outstanding voting securities of the surviving corporation or other entity immediately after such merger, consolidation or reorganization; or

(iv) more than fifty percent (50%) of the members of the Company’s Board are individuals who were neither members of the Board immediately following the closing of the Company’s initial public offering nor individuals whose election (or nomination for election) to the Board was approved by a vote of at least fifty percent (50%) of the members of the Board immediately before such election or nomination (“Approved Directors”).

For purposes of determining whether a Change of Control has occurred, the following Persons and Groups shall not be deemed to be “unrelated”: (i) Stephen A. Wynn, the spouse, siblings, children, grandchildren or great grandchildren of Stephen A. Wynn, any trust primarily for the benefit of the foregoing persons, or any affiliate of any of the foregoing persons, (B) any Person or Group directly or indirectly having Beneficial Ownership of more than fifty percent (50%) of the issued and outstanding voting power of Company’s voting securities immediately before the transaction in question, (C) any Person or Group of which the Company has Beneficial Ownership of more than fifty percent (50%) of the voting power of the issued and outstanding voting securities immediately before the transaction in question, and (D) any Person or Group of which more than fifty percent (50%) of the voting power of the issued and outstanding voting securities are owned, directly or indirectly, by Beneficial Owners of more than fifty percent (50%) of the issued and outstanding voting power of the Company’s voting securities immediately before the transaction in question. The terms “Person,” “Group,” “Beneficial Owner,” and “Beneficial Ownership” shall have the meanings used in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”).

Notwithstanding the foregoing, an individual shall not be deemed to be an Approved Director if such individual became a member of the Board as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a “Proxy Contest”), or as a result of an agreement to avoid or settle an Election Contest or Proxy Contest.